EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statement of ATS Money Systems, Inc. on Form S-8(33-64460) of our report dated March 21, 1997, appearing in this Annual Report on Form 10-KSB of ATS Money Systems, Inc. for the year ended December 31, 1996.

Deloitte & Touche LLP
Parsippany, New Jersey
March 26, 1997